Exhibit 99.1

RLI REPORTS SECOND QUARTER 2017 RESULTS

PEORIA, ILLINOIS, July 19, 2017 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2017 net earnings of $26.2 million ($0.59 per share), compared to $29.1 million ($0.65 per share) for the second quarter of 2016.  Operating earnings for the second quarter of 2017 were $27.1 million ($0.61 per share) compared to $27.3 million ($0.61 per share) for the same period in  2016.

	Second Quarter		Year to Date
Earnings Per Diluted Share	2017	2016	2017	2016
Net earnings	$0.59	$0.65	$1.03	$1.36
Operating earnings (1)	$0.61	$0.61	$1.04	$1.16

(1) See discussion below of non-GAAP and performance measures.

Highlights for the quarter included:

•	Underwriting income of $19.7 million, resulting in a combined ratio of 89.3.
•	4% decline in gross premiums written.
•	Favorable development in prior years’ loss reserves resulting in a $12.8 million net increase in underwriting income.
•	Book value per share of $19.93, an increase of more than 8% from year end 2016, inclusive of dividends.

“We are pleased to report a strong 89 combined ratio and continued book value growth, as each of our segments were profitable in the second quarter,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Overall premium was down versus last year, due largely to re-underwriting efforts on auto-related exposures, as well as certain product exits. Despite these impacts, premium production continues to benefit from strong performance within the casualty segment. As we head into the second half of the year, our underwriters remain focused on maintaining their underwriting discipline in the face of continued competitive pressures.”

Underwriting Income

RLI achieved $19.7 million of underwriting income in the second quarter of 2017 on an 89.3 combined ratio, compared to $26.0 million of underwriting income on an 85.5 combined ratio in the same quarter for 2016. Results for both years include favorable development in prior years’ loss reserves which totaled $12.8 million and $14.7 million for the second quarter of 2017 and 2016, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (1)	Second Quarter		Combined Ratio (1)	Second Quarter
(in millions)	2017	2016		2017	2016
Casualty	$8.6	$11.2	Casualty	92.8	90.1
Property	2.9	7.2	Property	91.7	80.9
Surety	8.2	7.6	Surety	73.1	74.5
Total	$19.7	$26.0	Total	89.3	85.5

(1) See discussion below of non-GAAP and performance measures.

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Other Income

RLI’s net investment income for the quarter increased 1.5% to $13.2 million, compared to the same period in 2016.  For the six-month period ended June 30, 2017, investment income was $26.2 million versus $26.4 million for the same period in 2016. The investment portfolio’s total return was 1.8% for the quarter. The bond portfolio’s return was 1.7% in the quarter, while the equity portfolio’s return was 1.8%. Through six months, the investment portfolio’s total return was 3.6% with the bond portfolio returning 3.0% and equities returning 5.9%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $36.8 million for the quarter ($0.83 per share) compared to $48.1 million ($1.08 per share) for the same quarter in 2016.

Equity in earnings of unconsolidated investees was $6.8 million for the quarter compared to $5.2 million from the same period last year. These results are related to Maui Jim, Inc. ($6.2 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.6 million), a specialty E&S insurance company. For the second quarter of 2016, equity in earnings of unconsolidated investees from Maui Jim and Prime was $5.0 million and $0.2 million, respectively. For the six-month period ended June 30, 2017, equity in earnings of unconsolidated investees was $11.7 million versus $8.9 million in 2016.

Dividends Paid in the Second Quarter 2017

On June 20, 2017,  the company paid an ordinary dividend of $0.21 per share,  a $0.01 increase over the prior quarter.  RLI’s cumulative dividends, including this recent payment, total more than $632  million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses) and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2017 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies to help users of their financial information to better understand company performance.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, July  20, 2017, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at  http://edge.media-server.com/m/p/2mzcz3hw.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2016.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 42 consecutive years and delivered underwriting profits for 21 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2017	2016	2017	2016
		2nd Qtr	2nd Qtr	6 Mos.	6 Mos.
Operating Earnings Per Share (1)		$0.61	$0.61	$1.04	$1.16

Specific items included in operating earnings per share: (2) (3)
•	Favorable development in casualty prior years' reserves	$0.13	$0.15	$0.08	$0.32
•	Favorable development in property prior years' reserves	$0.01	$0.04	$0.04	$0.03
•	Favorable development in surety prior years' reserves	$0.04	$0.03	$0.12	$0.04
•	Catastrophe impact
	▪ 2017 storms	$(0.04)	$-	$(0.04)	$-
	▪ 2016 and prior events	$0.01	$(0.06)	$0.01	$(0.06)

(1)	See discussion above of non-GAAP and performance measures.
(2)	Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,					Six Months Ended June 30,
	2017		2016		% Change	2017	2016	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned		$184,331		$180,226	2.3%	$367,616	$357,144	2.9%
Net investment income		13,238		13,048	1.5%	26,243	26,418	(0.7)%
Net realized gains (losses)		(1,359)		2,710	-	(735)	14,110	-
Consolidated revenue		$196,210		$195,984	0.1%	$393,124	$397,672	(1.1)%

Loss and settlement expenses		$90,347		$80,277	12.5%	$183,737	$161,448	13.8%
Policy acquisition costs		60,695		60,521	0.3%	124,198	122,764	1.2%
Insurance operating expenses		13,546		13,412	1.0%	26,881	25,612	5.0%
Interest expense on debt		1,857		1,856	0.1%	3,713	3,713	0.0%
General corporate expenses		2,535		2,768	(8.4)%	5,860	5,143	13.9%
Total expenses		$168,980		$158,834	6.4%	$344,389	$318,680	8.1%

Equity in earnings of
unconsolidated investees		6,806		5,191	31.1%	11,744	8,942	31.3%

Earnings before income taxes		$34,036		$42,341	(19.6)%	$60,479	$87,934	(31.2)%
Income tax expense		7,828		13,264	(41.0)%	14,443	27,464	(47.4)%
Net earnings		$26,208		$29,077	(9.9)%	$46,036	$60,470	(23.9)%

Other comprehensive earnings, net of tax		10,599		19,066	(44.4)%	22,368	40,829	(45.2)%

Comprehensive earnings		$36,807		$48,143	(23.5)%	$68,404	$101,299	(32.5)%

Operating earnings: (1)

Net earnings		$26,208		$29,077	(9.9)%	$46,036	$60,470	(23.9)%
Less: Realized (gains) losses		1,359		(2,710)	-	735	(14,110)	-
Income tax on realized gains (losses)		(477)		949	-	(257)	4,939	-
Operating earnings		$27,090		$27,316	(0.8)%	$46,514	$51,299	(9.3)%

Return on Equity:
Net earnings (trailing four quarters)						11.5%	14.9%
Comprehensive earnings (trailing four quarters)						9.2%	17.9%

Per Share Data:

Diluted:
Weighted average shares outstanding (in 000's)		44,519		44,423		44,517	44,381

Net earnings per share		$0.59		$0.65	(9.2)%	$1.03	$1.36	(24.3)%
Less: Realized (gains) losses		0.03		(0.06)	-	0.02	(0.31)	-
Income tax on realized gains (losses)		(0.01)		0.02	-	(0.01)	0.11	-
EPS from operations (1)		$0.61		$0.61	0.0%	$1.04	$1.16	(10.3)%

Comprehensive earnings per share		$0.83		$1.08	(23.1)%	$1.54	$2.28	(32.5)%

Cash dividends per share	$	$ 0.21	$	$ 0.20	5.0%	$0.41	$0.39	5.1%

Net Cash Flow provided by Operations		$63,305		$48,305	31.1%	$74,570	$69,571	7.2%

(1) See discussion above of non-GAAP and performance measures.

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2017	2016	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,651,657	$1,605,209	2.9%
(amortized cost - $1,621,451 at 6/30/17)
(amortized cost - $1,596,227 at 12/31/16)
Equity securities	387,802	369,219	5.0%
(cost - $193,052 at 6/30/17)
(cost - $187,573 at 12/31/16)
Other invested assets	25,310	24,115	5.0%
Cash and cash equivalents	39,412	23,284	69.3%
Total investments and cash	$2,104,181	$2,021,827	4.1%

Premiums and reinsurance balances receivable	133,171	126,387	5.4%
Ceded unearned premiums	52,654	52,173	0.9%
Reinsurance balances recoverable on unpaid losses	280,568	288,224	(2.7)%
Deferred policy acquisition costs	76,276	73,147	4.3%
Property and equipment	56,547	54,606	3.6%
Investment in unconsolidated investees	84,032	72,240	16.3%
Goodwill and intangibles	60,582	64,371	(5.9)%
Other assets	33,571	24,658	36.1%
Total assets	$2,881,582	$2,777,633	3.7%

Unpaid losses and settlement expenses	$1,183,185	$1,139,337	3.8%
Unearned premiums	436,477	433,777	0.6%
Reinsurance balances payable	22,216	17,928	23.9%
Funds held	75,152	72,742	3.3%
Income taxes - deferred	79,868	64,494	23.8%
Bonds payable, long-term debt	148,835	148,741	0.1%
Accrued expenses	35,130	51,992	(32.4)%
Other liabilities	22,985	25,050	(8.2)%
Total liabilities	$2,003,848	$1,954,061	2.5%
Shareholders' equity	877,734	823,572	6.6%
Total liabilities & shareholders' equity	$2,881,582	$2,777,633	3.7%

OTHER DATA:

Common shares outstanding (in 000's)	44,050	43,945

Book value per share	$19.93	$18.74	6.4%
Closing stock price per share	$54.62	$63.13	(13.5)%
Cash dividends per share - ordinary (annualized)	$0.83	$0.79	5.1%
Cash dividends per share - special	$-	$2.00

Statutory surplus	$904,033	$859,976	5.1%

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2017

Gross premiums written	$160,024		$50,099		$30,815		$240,938
Net premiums written	136,041		38,810		29,246		204,097
Net premiums earned	119,259		34,485		30,587		184,331
Net loss & settlement expenses	70,807	59.4%	15,680	45.5%	3,860	12.6%	90,347	49.0%
Net operating expenses	39,804	33.4%	15,942	46.2%	18,495	60.5%	74,241	40.3%
Underwriting income (1)	$8,648	92.8%	$2,863	91.7%	$8,232	73.1%	$19,743	89.3%

2016

Gross premiums written	$161,128		$55,835		$33,700		$250,663
Net premiums written	137,778		44,808		32,283		214,869
Net premiums earned	112,360		37,794		30,072		180,226
Net loss & settlement expenses	62,609	55.7%	14,049	37.2%	3,619	12.0%	80,277	44.5%
Net operating expenses	38,626	34.4%	16,500	43.7%	18,807	62.5%	73,933	41.0%
Underwriting income (1)	$11,125	90.1%	$7,245	80.9%	$7,646	74.5%	$26,016	85.5%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2017

Gross premiums written	$286,858		$87,178		$61,778		$435,814
Net premiums written	243,232		67,809		58,794		369,835
Net premiums earned	236,243		70,290		61,083		367,616
Net loss & settlement expenses	153,208	64.9%	26,013	37.0%	4,516	7.4%	183,737	50.0%
Net operating expenses	81,268	34.4%	32,610	46.4%	37,201	60.9%	151,079	41.1%
Underwriting income (1)	$1,767	99.3%	$11,667	83.4%	$19,366	68.3%	$32,800	91.1%

2016

Gross premiums written	$285,179		$97,480		$64,253		$446,912
Net premiums written	241,995		77,694		61,280		380,969
Net premiums earned	220,953		76,479		59,712		357,144
Net loss & settlement expenses	123,358	55.8%	29,261	38.3%	8,829	14.8%	161,448	45.2%
Net operating expenses	77,364	35.0%	33,775	44.2%	37,237	62.4%	148,376	41.5%
Underwriting income (1)	$20,231	90.8%	$13,443	82.5%	$13,646	77.2%	$47,320	86.7%

(1) See discussion above of non-GAAP and performance measures.